POWER OF ATTORNEY

The undersigned, Andres Nannetti, hereby appoints each of

Yoko Miyashita, Nicole Sanchez, Suresh Krishnaswamy and

Kathleen Mullaney, individually, his attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer, director and/or greater than

10% holder of Leafly Holdings, Inc. (the "Company"), Forms 3, 4 and

5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as amended from time to time

(the "Exchange Act"), and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(2) execute for and on behalf of the undersigned, in

the undersigned's capacity as a Director and/or greater than 10%

holder of the Company, Form 144 in accordance with the Securities

Act of 1933 and the rules thereunder, as amended from time to time

(the "Securities Act");

(3) perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to

complete and execute any such Form 4 or 5, or Form

144 and timely file such form with the Securities and Exchange

Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned, it

being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and

shall contain such terms and conditions as such

attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each attorney-in-fact

full power and authority to do anything that is necessary

or desirable in the exercise of any of the rights and

powers herein granted, as fully and to all intents and

purposes as the undersigned could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute

or substitutes, shall lawfully do or cause to be done by

virtue of this Power of Attorney and the rights and

powers herein granted. The undersigned acknowledges that

each attorney-in-fact, in serving in such capacity at

the request of the undersigned, is not assuming, nor is

the Company assuming, any of the undersigned's

responsibilities to comply with Section 16 of the

Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to

file forms under Section 16(a) of the Exchange Act and

Form 144 under the Securities Act with respect to the

undersigned's holdings of and transactions in securities

issued by the Company, unless earlier revoked by the

undersigned in a signed writing to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this ___ day

of March 2024.

/s/ Andres Nannetti

Andres Nannetti